As filed with the Securities and Exchange Commission on February 11, 2000.

                        Registration No. 33-897-NY

                    SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549
                    ---------------------------------
                                 FORM S-3
                          REGISTRATION STATEMENT
                     Under The Securities Act of 1933
                    --------------------------------

                          VERTEX INDUSTRIES, INC.
              (Exact Name of Registrant as Specified in Charter)

       New Jersey                            22-2050350
(State of Incorporation)	(IRS Employer Identification Number)

                   -------------------------------------

                                23 Carol Street
                           Clifton, New Jersey 07014
                                (973) 777-3500
        (Address, including zip code, and telephone number, including area code,of Registrant's principal executive offices)

                       -------------------------------

                                 Ronald C. Byer
                             Vertex Industries, Inc.
                                 23 Carol Street
                            Clifton, New Jersey 07014
                                 (973) 777-3500
           (Name, address, including zip code, and telephone number,
                   including area code,of agent for service)

                       -------------------------------

                                    Copies To:
                     Law Offices of Jeffrey D. Marks, P.C.
                                415 Clifton Avenue
                            Clifton, New Jersey 07012
                                 (973) 253-8855
                       -------------------------------
      	Approximate Date of Commencement of proposed sale to public:
From time to time after the effective date of this Registration
Statement as determined by market conditions.

	If the only securities being registered on this Form are
being offered pursuant to dividend or interest reinvestment
plans, please check the following box.  [    ]

	If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule
415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [ XX ]

	If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act
registration statement number of the earlier effective
registration statement for the same offering.  [     ]

	If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the
earlier effective registration statement for the same offering.  [     ]

	If delivery of the prospectus is expected to be made
pursuant to Rule 434, please check the following box.  [     ]

                        --------------------------------

                        CALCULATION OF REGISTRATION FEE
                                             Proposed Maximum  Proposed Maximum    Amount of
Title of Each Class of          Amount to      Offering Price      Aggregate     Registration
Securities to be Registered   be Registered      Per Share(1)   Offering Price        Fee
Common stock, par
value $0.005 per share         11,657,142         $6.56          $76,470,852        $20,189

(1)	Estimated solely for purposes of calculating the registration fee based on the average of the high and low prices of the Common Stock on the over-the-counter market on February 7, 2000.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

                           PROSPECTUS
        (Subject to Completion, dated February 11, 2000)

               11,657,142 Shares of Common Stock

                     VERTEX INDUSTRIES, INC.

	The Common Stock offered hereby will be sold from time to time by the Selling Stockholders. See "Selling Stockholders."
We will not receive any proceeds from the sale of shares by the Selling Stockholders. We will pay certain of the expenses of this offering; however, the Selling Stockholders will bear the cost of all brokerage commissions and discounts, if any, incurred in connection with the sale of shares to which this Prospectus relates.

	The Selling Stockholders may offer and sell all the shares in the over-the-counter market or on one or more exchanges, or otherwise at prices and at terms then prevailing or at prices related to the then current market price, or in negotiated transactions, or to one or more underwriters for resale to the public.

	The Common Stock is traded on the over-the-counter market under the symbol "VETX." The last reported sale price of the Common Stock on the over-the-counter market on February 7, 2000 was $6.25 per share.

	The Securities and Exchange Commission and state securities regulators have not approved or disapproved these securities or determined if this Prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

            The date of this Prospectus is February 11, 2000.


                 WHERE YOU CAN FIND MORE INFORMATION

           We file annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission ("SEC"). You may read and copy any document we file at the SEC's public reference room at 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. Our SEC filings are also available from the SEC's Website at http://www.sec.gov.

	The SEC allows us to "incorporate by reference" the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this Prospectus, and information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the following documents:

    Our Transition Report on Form 10K dated January 12, 2000;
    Our Schedule 14C Information Statement dated January 24, 2000;
    Our current report on Form 8-K/a dated December 6, 1999;
    Our current report on Form 8-K dated December 3, 1999;
    Our current report on Form 8-K dated October 7, 1999;
    Our current report on Form 8-K dated October 1, 1999;
    Form 14(f) Information Statement dated July 2, 1999, and
       Amendment dated August 24, 1999;
    Form 3 Statement of Beneficial Ownership of Securities
       filed on September 27, 1999;
    Schedule 13-D filed on September 27, 1999;
    Our annual report on Form 10-K for our fiscal year ended
       July 31, 1999;
    The description of our common stock contained in our registration statement on Form S-1 filed with the SEC, effective June 2, 1996; and Any future filings we will make with the SEC under Sections 13(a), 13(c),
       14 or 15(d) of the Securities Exchange Act.

We will provide you with a copy of these filings, at no cost, if you write or telephone our Corporate Secretary at the following address:

                     Vertex Industries, Inc.
                         23 Carol Street
                    Clifton, New Jersey 07014

You should rely only on the information or representations provided in this Prospectus. We have authorized no one to provide you with different information. We are not making an offer of these securities in any jurisdiction where the offer is not permitted. You should not assume that the information in this Prospectus is accurate as of any date other than the date on the front of the document.


                   FORWARD LOOKING STATEMENTS


	This Prospectus contains or incorporates by reference forward-looking statements that involve risks and uncertainties. Forward-looking statements can typically be identified by the use of words such as "may," "will," "could," "project,"
"believe," "anticipate," "expect," "estimate,"
"continue," "potential," "plan," "forecasts," and the like.
These statements appear in a number of places in this Prospectus and include statements regarding our intentions, plans, strategies, beliefs or current expectations with respect to, among other things:

       Our financial prospects;
       Our financing plans;
       Trends affecting our financial condition or operating results;
       Our strategies for growth, operations, and product development; and Conditions or trends in or factors affecting the computer, middleware or software industry.

Forward-looking statements are not guarantees of future performance. Forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those anticipated. The information contained or incorporated by reference in this Prospectus identifies important factors that could cause such differences. Among the risk factors that could cause actual results to differ are the following: We sell products into a market characterized by rapid technological change. Competition in the market, defined by both technology offerings and pricing, are intense. Operating results can vary with changes in product yields. Our business requires investments for research and development activities and for physical assets such as equipment and facilities that are dependent on our access to financial resources. Some of our present competitors and potential future competitors may have greater financial, technical, marketing or personnel resources than we do. The Company is dependent in large part on the services of Nicholas R. Toms and Hugo Biermann, the Company's Joint Chairmen of the Board and Joint Chief Executive Officers, and Ronald C. Byer, the Company's President. Mr. Toms and Mr. Biermann do not have employment agreements with the Company. The loss of the services of any of these key personnel, whether as a result of death, disability or otherwise could have an adverse effect upon the business of the Company. Some of the industries to which the Company's products are marketed and the equipment in which they are to be installed are undergoing rapid technological development and change. Consequently, the Company may be required to continually change and improve its existing products or otherwise develop additional products to keep abreast of this rapidly changing technology. To the extent that the Company is unable, or otherwise fails to achieve technological advances comparable to those of its users and/or competitors, its products may become obsolete. We have ongoing international operations in Europe. Risks of our international operations include difficulties in collecting accounts receivable and longer collection periods, difficulties in staffing and managing foreign operations, changing and conflicting regulatory requirements, potentially adverse tax consequences, tariffs and general export restrictions, political instability, fluctuations in currency exchange rates which may adversely impact reported revenue and earnings, seasonal reduction in business activity during the summer months in Europe, and the impact of local economic conditions and practices. Any of the above facts could have a material and adverse effect on our international sales and operations, which, in turn, could adversely affect our overall business, operating results and financial condition. These and other risks are discussed more fully in this Prospectus and the documents incorporated by reference in this Prospectus. We undertake no obligation to publicly release the result of any revisions to these forward-looking statements that may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

                            THE COMPANY

	Vertex Industries, Inc., produces and sells systems that automate the order fulfillment process of business-to-business transactions. Such functions are generally performed by mobile workers and, include sales force automation, the collection and processing of data, the identification of goods, services and individuals and solutions for the automation of inventory and warehouse operations and route accounting or business-to-business deliveries. These systems include both proprietary and third party software and third party hardware which are resold by Vertex as part of an integrated solution. The systems may be wired directly to the host computer or transmit the data via wireless technology. The Company also designs, manufactures and sells software for the integration of disparate computing systems and applications. These middleware products can be integrated into Vertex's fulfillment technologies and are also generally sold in the banking, financial services and manufacturing industries. Increasingly, such systems are being provided with internet enabling technologies.

	Vertex's systems and devices are used for the automatic sorting, handling and tracking of inventory, routing and instructions for personnel as well as the collection of data in factories, warehouses, hospitals and other commercial establishments and the automation of field sales and customer service operations on a real time basis. Many of Vertex's fulfillment solutions for its current warehouse customers also involve the picking and packing of orders for customers with specific label compliance and EDI requirements and the receiving, put-away of goods being received from outside suppliers.

	Vertex's business focus has undergone a transformation from primarily producing hardware devices to developing sophisticated, order fulfillment technologies, including software products and systems designed for data collection and computer networking and communication along with software resold from third parties.
These systems may also contain hardware devices manufactured by third parties which Vertex resells as part of the fulfillment solution for the customer.

        Vertex's offices are located at 23 Carol Street, Clifton,
New Jersey, 07014-0996 and its telephone number is (973) 777-3500. The Company was organized in the State of New Jersey in November
1974.

                           USE OF PROCEEDS

	The Company will not receive any of the proceeds from the sale of shares of Common Stock. See "Selling Stockholders" and "Plan of Distribution."

                        SELLING STOCKHOLDERS

As previously reported, on September 16, 1999, pursuant to a Subscription Agreement by and among the Company, Edwardstone & Company, Incorporated, a Delaware corporation ("Edwardstone") and MidMark Capital, L.P., a Delaware limited partnership ("MidMark", and together with Edwardstone, the "Buyers"), dated as of June 21, 1999, as amended on August 23, 1999 and September 13, 1999, an investment group led by Edwardstone purchased 5,449,642 shares of the Company's common stock and MidMark purchased 5,000,000 shares of the Company's common stock.

Also as previously reported, on September 22, 1999, the Company acquired the companies comprising of the Portable Software Solutions Group pursuant to a Share Purchase Agreement, dated as of June 21, 1999, by and among the Company, St Georges Trustees Limited, a company organized under the laws of Jersey, Channel Islands, as trustee on behalf of The John Kenny Settlement and The Godfrey Smith Settlement, John Kenny, Bryan J. Maguire and Godfrey Smith (collectively the "Selling Shareholders").

As part of the consideration to fund this acquisition, the Company transferred 1,207,500 unregistered common shares to the PSS Group and Edwardstone transferred 384,484 of its Vertex shares to the Selling Shareholders of the PSS Group.

Thereafter, on September 23, 1999, Edwardstone distributed the remaining shares it had acquired on behalf of its investor group to each member of the group as his, her or its interests appeared on such date.

Thus, set forth below are the names of the holders of the shares of Common Stock issued in connection with the transactions above, together with number of shares held by each such person which represent all of the shares held by such holders. These shares are being registered by this Registration Statement:

Shareholders                       Number of Shares     Percentage of Shares  Relationship
Outstanding                                                                    to Company
Midmark Capital LLP                   5,000,000 (1)           29.5%
466 Southern Blvd.
Chatham, NJ 07928

Gregory N. Thomas                       294,117                1.7%             Director
4 Acorn Street
Boston MA 02108

John Coutts                              73,529                 .4%
One Red Coat Pass
Darien CT 06820

Richard Zakin, Esq.                     137,255                1.4%
150 East 77th, Apt. 3B
New York, NY 10020

Craven Hill Investments Limited         294,068                1.7%
c/o Mickelfield Limited
"Banchory", Woodland Close,
East Horsley Surrey KT24
5AR United Kingdom

Lemeau Arrott Watt                       55,882                 .3%
30 Grove Street
New York, NY 10014

Nathalie de la Fontaine                 100,000                 .6%
550 Laguardia Place, Apt. 3N
New York, NY 10012

Otto Leistner                           522,875                3.1%
Jaegerweg 6
D-61389 Schmitten, Germany

Nicholas R. Toms                      1,101,610                6.5%             Joint Chairman of
262 West 12th Street                                                            the Board,
New York, NY 10014                                                              Director, Joint
                                                                                Officer
Bunter BVI Limited                      388,010 (2)            2.3%
c/o Ansbacher BVI Limited
International Trust Building
Wickhams Cay
Road Town, Tortola BVI

John Kenny                              422,678                2.5%
Portable Software Solutions Limited
50-54 Southwark St.
London SE1 1UN
United Kingdom

Glen Barlow                              75,000                 .4%
c/o Ketton Investments
27 Throgmorton Street
London EC2N 2AQ


Erik Constantino                          3,000
c/o Northwestern Mutual Life
777 Larkfield Road, Suite 114
Commack, NY 11725

Bacchus International, Inc.          1, 217,718                7.2%
2321 "C" N. Geneva Terrace
Chicago, IL 60614

Nicholas Kendellen                      257,731                1.5%
1550 N. State Parkway
Chicago, IL 60610

Tom Plunkett                            103,092                 .6%
c/o Mary Goeraty
9 Cherbury Park Ave.
Lucan
Dublin, Ireland

Island Conservation & Properties Ltd.   103,092                 .6%
2318 West 24th Place
Chicago IL 60608

Leff Properties Company                  98,039                 .6%
26901 Agoura Road, Suite 180
Calabassas, CA 91301

Francis A. Milholland                    19,608
c/o Barbara Novak
HKC Securities Inc.
230 Park Avenue - 7th Floor
New York, NY 10169

St. Leonards Trust                       98,039                 .6%
c/o Barbara Novak
HKC Securities, Inc.
230 Park Avenue, 7th Floor
New York, NY 10169

Jan Pilkington-Miksa                     29,412                 .2%
c/o Barbara Novak
HKC Securities Inc.
230 Park Avenue, 7th Floor
New York, NY 10169

Richard L. and Lora B. Childs            49,020                 .3%
Family Limited Partnership
2 Old Boathouse Lane
Spring Island SC 29910

Aaron A. Smith, TTEE                     19,607
FBO Mary Lee Childs Trust
2 Old Boathouse Lane
Spring Island SC 22910

David M. Rifkin                          24,510                 .1%
1249 Racebrook Road
Woodbridge CT 06525

Bryon James McGuire                     182,245                1.1%
c/o Finers Solicitors
179 Great Portland Street
London WIN GLS

St. Georges Trustees Limited            987,005                5.8%
Trustees of the John Kenny Settlement
c/o Finers Solicitors
179 Great Portland Street
London WIN GLS

1. Mr. Joseph R. Robinson, Mr. Denis Newman and Mr. Wayne L.
Clevenger , directors of the Company, are managing directors of MidMark Capital, L.P. , but disclaim beneficial ownership of the shares.

2. Shares held in the name of Bunter, B.V.I. Ltd. of which Mr. Hugo Biermann may be deemed a beneficiary. Mr. Bierman disclaims such beneficial ownership. Mr. Biermann is Joint Chairman of the Board, Joint Chief Executive Officer and a director of the Company.

                        PLAN OF DISTRIBUTION

        The Company has been advised by the Selling Stockholders that they may sell all or a portion of the shares offered hereby from time to time in transactions on one or more exchanges, including the Nasdaq Stock Market, or in the over-the-counter market or otherwise, at prices and at terms then prevailing or at prices related to the then current market prices, or in negotiated transactions. The shares may be sold by one or more of the following: (a) a block trade in which the broker or dealer engaged will attempt to sell the shares as agent but may purchase and resell a portion of the block as principal to facilitate the transaction; (b) purchases by a broker or dealer as principal and resale by such broker or dealer for its own account pursuant to this Prospectus; (c) an exchange distribution in accordance with the rules of such exchange; and (d) ordinary brokerage transactions and transactions in which the broker solicits purchasers. In effecting sales, brokers or dealers engaged by the Selling Stockholders may arrange for other brokers or dealers to participate in the resales. The shares may be sold from time to time by the Selling Stockholders.

	In connection with distributions of the shares or otherwise, the Selling Stockholders may enter into hedging transactions with broker-dealers. In connection with such transactions, broker-dealers may engage in short sales of the shares registered hereunder in the course of hedging the positions they assume with the Selling Stockholders. The Selling Stockholders may also sell shares short and redeliver the shares to close out such short positions. The Selling Stockholders may also enter into option or other transactions with broker-dealers which require the delivery to the broker-dealer of the shares registered hereunder. The Selling Stockholders may also pledge the shares offered hereby to a broker or dealer and upon a default the broker or dealer may effect sales of the shares pursuant to this Prospectus.

	Brokers, dealers or agents may receive compensation in the form of commissions, discounts or concessions from the Selling Stockholders in amounts to be negotiated in connection with the sale. Such brokers or dealers and any other participating brokers or dealers may be deemed to be "underwriters" within the meaning of the Securities Act in connection with such sales, and any such commission, discount or concession may be deemed to be underwriting discounts or commissions under the Securities
Act. In addition, any securities covered by this Prospectus which qualify for sale pursuant to Rule 144 may be sold under Rule 144 rather than pursuant to this Prospectus. There can be no assurance that the Selling Stockholders will sell any or all of the shares offered hereunder.

                       LEGAL MATTERS


	The validity of the shares offered hereby will be passed upon by the Law Offices of Jeffrey D.Marks, P.C., Clifton, New
Jersey.

                          EXPERTS

Ernst & Young LLP, independent auditors, have audited our consolidated financial statements and schedule included in our Transition Report on Form 10-K as of September 30, 1999 and for the two months then ended, as set forth in their report appearing therein, which is incorporated by reference in this prospectus and registration statement. Our financial statements and schedule as of September 30, 1999 and for the two months then ended are incorporated by reference in reliance on Ernst & Young LLP's report, given on their authority as experts in accounting and auditing.

Sax Macy & Fromm & Co., PC, independent auditors, have audited our consolidated financial statements and schedule as of July 31, 1999 and 1998 and for the years then ended included in our Transition Report on Form 10-K dated January 12, 2000, as stated in their report appearing therein, which is incorporated by reference in this prospectus and registration statement. Our financial statements and schedule as of July 31, 1999 and 1998 and for the years ended are incorporated by reference in reliance on Sax Macy Fromm & Co., PC's report, given on their authority as experts in accounting and auditing.

Arthur Andersen LLP, independent auditors, have audited our consolidated financial statements and schedule included in our Transition Report on Form 10-K as of July 31, 1997 and for the year then ended, as set forth in their report appearing therein, which is incorporated by reference in this prospectus and registration statement. Our financial statements and schedule as of July 31, 1997 and for the year then ended are incorporated by reference in reliance on Arthur Andersen LLP's report, given on their authority as experts in accounting and auditing.

ATM Consult GmbH Wirtschaftsprvefungsgesellschaft, have audited the consolidated financial statements of ICS International AG
Identcode-Systeme for the years ending September 30, 1999 and 1998, appearing in our Current Report on Form 8-K/A dated September 22, 1999, filed with the Securities and Exchange Commission on December 6, 1999, as set forth in their report appearing therein, which is incorporated by reference in this prospectus and registration statement. The consolidated financial statements of ICS
International AG Identcode-Systeme for the years ending September
30, 1999 and 1998 are incorporated by reference in reliance on ATM Consult GmbH Wirtschaftsprvefungsgesellschaft's report, given on their authority as experts in accounting and auditing.

Ernst & Young, have audited the combined financial statements of Portable Software Solutions Limited for the years ending September 30, 1999 and 1998, appearing in our Current Report on Form 8-K/A dated September 22, 1999, filed with the Securities and Exchange Commission on December 6, 1999, as set forth in their report appearing therein, which is incorporated by reference in this prospectus and registration statement. The combined financial statements of Portable Software Solutions Limited for the years ending September 30, 1999 and 1998 are incorporated by reference in reliance on Ernst & Young's report, given on their authority as experts in accounting and auditing.

                              PART II
              INFORMATION NOT REQUIRED IN PROSPECTUS
Item 14.	Other Expenses of Issuance and Distribution

	The following table sets forth the expenses (other than underwriting discounts and commissions), which, other than the SEC registration fee, are estimates, payable by the Company in connection with the sale and distribution of the securities registered hereby:

                SEC registration fee            $20,189
                Printing expenses               $ 500
                Blue Sky fees and expenses      $ 250
                Accountants' fees and expenses  $ 17,500
                Legal fees and expenses         $ 11,000
                Miscellaneous                   $ 200
                                                ---------
                Total                           $ 49,639

Item 15.	Indemnification of Directors and Officers

   The registrant's Amended Certificate of Incorporation limits directors' and officers' liability for monetary damages for breaches of their duties of care owed to the registrant to the fullest extent permitted by New Jersey law. However, this provision does not apply with respect to any liability resulting from acts or omissions that (i) were in breach of his duty of loyalty to the registrant or its stockholders; (ii) were not in good faith or in knowing violation of law or (iii) resulted in receipt by the corporate agent of an improper personal benefit.

	Pursuant to the provisions of Section 14A:3-5 of the Business Corporation Act of New Jersey, every New Jersey corporation has power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the registrant or of any corporation, partnership, joint venture, trust or other enterprise for which he is or was serving in such capacity at the request of the registrant, against any and all expenses, judgments, fines and amounts paid in settlement and reasonably incurred by him in connection with such action, suit or proceeding. The power to indemnify applies only if such person acted in good faith and in a manner he reasonably believed to be in the best interests, or not opposed to the best interest, of the corporation, and with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

	The power to indemnify applies to actions brought by or in the right of the corporation as well as in the case where the corporate agent is adjudged to be liable to the corporation only to the extent that the court, in its discretion, feels that in the light of all the circumstances indemnification should apply.

	To the extent any of the persons referred to in the two immediately preceding paragraphs is successful in the defense of the actions referred to therein, such person is, pursuant to
Section 14A:3-5 of the Business Corporation Act of New Jersey, entitled to indemnification as described above. Section 14A:3-5 also grants power to advance litigation expenses upon receipt of an undertaking to repay such advances in the event no right to indemnification is subsequently shown. A corporation may also obtain insurance at its expense to protect anyone who might be indemnified, or has a right to insist on indemnification, under the statute. The registrant does not currently maintain such insurance.

Item 16.	Exhibits

	See Exhibit Index.

Item 17.	Undertakings

	The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are
being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section
10(a)(3) of the Securities Act of 1933;

(ii)	To reflect in the prospectus any facts or events
arising after the effective date of this registration statement (or the most recent post-effective amendment hereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

(iii)	To include any material information with respect
to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement; provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

(2)	That, for the purpose of determining any liability
under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-
effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	The undersigned registrant hereby undertakes that, for
purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section
15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(5)	Insofar as indemnification for liabilities arising
under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(6)	The undersigned registrant hereby undertakes that:

(i)	For purposes of determining any liability under
the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(ii)	For the purpose of determining any liability under
the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                         SIGNATURES

	Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Clifton, State of New Jersey, on this 2nd day of February, 2000.
                                    VERTEX INDUSTRIES, INC.

                                    BY: /S/ RONALD C. BYER
                                            RONALD C. BYER
                                            President

	Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated in one or more counterparts.

DATED: February 2, 2000      BY: /S/ HUGO  H. BIERMANN
                                     HUGO H. BIERMANN
                                     Joint Chairman of the Board
                                     Joint Chief Executive Officer and
                                     Director

DATED: February 2, 2000      BY: /S/ NICHOLAS R.H. TOMS
                                     NICHOLAS R.H. TOMS
                                     Joint Chairman of the Board
                                     Joint Chief Executive Officer and
                                     Director

DATED: February 2, 2000      BY: /S/ RONALD C. BYER
                                     RONALD C. BYER
                                     President, Treasurer and Director

DATED: February 2, 2000      BY: /S/ WAYNE L. CLEVENGER
                                     WAYNE L. CLEVENGER
                                     Director

DATED: February 2, 2000      BY: /S/ DENIS NEWMAN
                                     DENIS NEWMAN
                                     Director

DATED: February 2, 2000      BY: /S/ GEORGE POWCH
                                     GEORGE POWCH
                                     Director

DATED: February 2, 2000      BY: /S/ JOSEPH R. ROBINSON
                                     JOSEPH R. ROBINSON
                                     Director

DATED: February 2, 2000      BY: /S/ GREGORY N. THOMAS
                                     GREGORY N. THOMAS
                                     Director

                        EXHIBIT INDEX


Exhibit No.			Description

5.1              Opinion of Law Offices of Jeffrey D. Marks, Esq., P.C.

23.1             Consent of Ernst & Young LLP

23.2             Consent of  Sax Macy Fromm & Co.

23.3             Consent of Arthur Anderson, LLP

23.4             Consent of ATM Consult GmbH Wirtschaftsprvefungsgesellschaft

23.5             Consent of Ernst & Young